Exhibit 99.1

SERVICES AGREEMENT

This Services Agreement (“Agreement”) is entered into by and between XELR8 Holdings, Inc., a Nevada corporation (the “Company”) and Daniel W. Rumsey (“Executive”), this 24th day of June, 2009.

Recitals:

A.	Executive is currently a member of the Company’s Board of Directors, and provides executive management and related services for public companies (“Services”);

B.	Executive and the Company desire to enter into this Agreement whereby Executive will provide Services to the Company, in the capacity as President and Interim Chief Executive Officer; and

C.	This Agreement is entered into in order to define the terms and conditions of Executive’s engagement with the Company.

Agreements:

Now, Therefore, in consideration of the mutual covenants and promises contained in, and the mutual benefits to be derived from this Agreement, and for other good and valuable consideration, the Company and Executive agree as follows:

1.           Independent Contractor.

The Company hereby retains Executive, and Executive hereby accepts such retainer, on the terms and conditions of this Agreement.  It is understood and agreed that Executive is an independent contractor and not an employee of the Company.

2.           Term of the Services.

This Agreement shall be effective as of June 22, 2009 (the “Effective Date”) and continue pursuant to the terms hereof until the earlier to occur of the hiring by the Company of a permanent President and Chief Executive Officer, or December 31, 2009 (the “Initial Term”), unless sooner terminated pursuant to the terms hereof.   Upon expiration of the Initial Term, this Agreement shall be extended by mutual consent of the parties for additional thirty day periods.  Upon expiration of the Initial Term, as the same may be extended by mutual consent of the parties, Executive shall not be required to perform any responsibilities or duties to the Company and the Company will remain obligated to Executive for all compensation and other benefits set forth herein and in any written modifications hereto.

3.           Duties.

(a)           General Duties. Executive shall fill the role and perform the functions of President and Interim Chief Executive Officer of the Company, and shall have such duties, responsibilities and obligations as are established by the Bylaws of the Company or are generally required of persons employed in similar positions. This shall include full executive powers of these positions over all operating and financial officers, the authority to hire and fire officers and employees, and to authorize expenditures of money for corporate purposes, subject to the right of the Board of Directors to impose reasonable restrictions and requirements.

(b)           Performance.  It is currently contemplated that Executive shall perform the responsibilities hereunder, including the Services, from his office in San Diego, California, as well as at the Company’s corporate offices in Denver, Colorado, and that Executive will be physically present at the Corporate offices no more than ten business days per month during the Initial Term.  To the best of his ability and experience, the Executive will at all times loyally and conscientiously perform all duties, and discharge all responsibilities and obligations, required of and from him pursuant to the express and implicit terms hereof.  Consistent with the terms and conditions set forth in this Agreement, the Executive shall devote substantial time, energy, skill and attention as is required to the business of the Company, and the Company shall be entitled to all of the benefits and profits arising from or incident to all such work, services, and advice of Executive rendered to the Company.

 (c)           Outside Activities. The parties agree and acknowledge that Executive has other businesses and professional responsibilities, and nothing in this Agreement shall prohibit Executive from directing, managing or otherwise attending to his businesses contemporaneously with the provision of Services hereunder, whether at the corporate offices of the Company, or otherwise.

(d)           Additional Services.  Executive may be asked from time to time by the Company to provide other services, including legal services, which Executive can provide using other of his employees in addition to the Executive.  Compensation to Executive for such additional services shall be approved by the Chairman of the Board of Directors of the Company, provided such expenditures are provided for in the Company’s operating budget approved by the Company’s Board of Directors.

4.           Compensation and Benefits.

(a)           Fee. The Company shall pay to Executive a monthly retainer of $5,000, payable in cash (“Cash Portion”), and an option to acquire 125,000 shares of the Company’s Common Stock at an exercise price of $.24 per share (“Option”).   The Option shall be issued on or before fifteen days from the date hereof.  The Option shall vest 100% upon expiration of the Initial Term.  Executive’s fees payable hereunder shall not prohibit or otherwise effect Executive’s entitlement to fees, incentive or other compensation due him as a result his service on the Company’s Board of Directors.

 (b)           Indemnification; D&O Insurance. The Company shall indemnify Executive to the fullest extent of that which is available under Chapter 78 of the Nevada Revised Statutes, and shall provide director’s and officer’s insurance with such coverages, in such amounts and from such insurers as constitutes good practices by comparable companies in the same business as the Company. Such insurance shall provide defense and coverage obligations for any claim arising out of Executive’ or Executive’s acts or omissions committed during the Initial Term or any subsequent term hereof, regardless of when such claims are asserted.

(c)           Incentive Bonus.  Upon expiration of the Initial Term, Executive shall be issued an additional option to purchase $30,000 shares of the Company’s Common Stock (“Bonus Option”), calculated by dividing $30,000 by the closing price of the Company’s Common Stock as reported on the OTC Bulletin Board on the date of grant.   The Bonus Option shall vest immediately.

(d)           Travel and Business Expense Reimbursement. The Company shall promptly reimburse Executive for all of Executive’s reasonable travel and business expenses; provided, however, Executive’s entitlement to reimbursement for food and entertainment expenses shall be limited to $35.00 per day, unless Executive is entertaining other employees, members of the Company’s Board of Directors, distributors or prospective employees or distributors of the Company.   Expenses not reimbursed within 30 days of the date of submittal to the Company shall bear interest at the rate of twelve percent (12%) per annum.

5.           Proprietary Information.

(a)           Obligation. The Executive shall not disclose, publish, disseminate, reproduce, summarize, distribute, make available or use any Proprietary Information, except in pursuance of Executive’ duties, responsibilities and obligations under this Agreement and for the benefit of the Company.

(b)           Definition. As used in this Agreement, “Proprietary Information” means information that is (i) designated as “confidential,” “proprietary” or both by the Company or should have been known to be “confidential” or “proprietary” to the Company from the nature of the information or the circumstances of its disclosure, and (ii) has economic value or affords commercial advantage to the Company because it is not generally known or readily ascertainable by proper means by other persons. By way of illustration, Proprietary Information includes but is not limited to information relating to the Company’s products, services, business operations, business plans and financial affairs, distributors and customers; any application, utility, algorithm, formula, pattern, compilation, program, device, method, technique, process, idea, concept, know-how, flow chart, drawing, standard, specification, or invention; and any tangible embodiment of Proprietary Information that may be provided to or generated by Executive or the Executive.

(c)           Return upon Termination. Upon the termination of this Agreement for any reason, and at any time prior thereto upon request by the Company, Executive shall return to the Company all tangible embodiments of any Proprietary Information in its or the Executive’s possession, including but not limited to, originals, copies, reproductions, notes, memoranda, abstracts, and summaries.

(d)           Ownership. Any Proprietary Information developed or conceived by the Executive during the term of this Agreement shall be and remain the sole property of the Company. Executive agrees promptly to communicate and disclose all such Proprietary Information to the Company and to execute and deliver to the Company any instruments deemed necessary by the Company to perfect the Company’s rights in such Proprietary Information.

6.           Termination of Services.

(a)           Additional Definitions. For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i)           “Cause” means (A) conviction of a crime involving moral turpitude, or (B) a determination by the Board of Directors of the Company in good faith that Executive [1] has failed to substantially perform the duties as set forth herein, [2] has engaged in grossly negligent, dishonest or unethical activity, or [3] has breached a fiduciary duty or a covenant hereunder, including without limitation the unauthorized disclosure of Company trade secrets or confidential information, resulting in material loss or damage to the Company.

(ii)           “Change in Control of the Company” means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), if the Company were subject to such reporting requirements; provided that, without limitation, such a change in control shall be deemed to have occurred if any “person” (as such term is used in paragraph 13(d) and 14(d) of the Exchange Act) who on the date hereof is not a director or officer of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities.

(iii)           “Determination Date” means (A) if this Agreement is terminated by Executive or by reason of a Change in Control of the Company, the date specified in the Notice of Termination, (B) if this Agreement is terminated for Cause by reason of conviction of a crime involving moral turpitude, the date on which a Notice of Termination is given, or (C) if this Agreement is terminated for Cause for a reason other than specified in (B), thirty (30) days after Notice of Termination is given, provided that Executive shall not have cured the reason for such Cause during such thirty (30) day period.

 (iv)           “Good Reason” means a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by Executive to the Company.

(v)           “Notice of Termination” means a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. Any termination of this Agreement by the Company or by Executive (other than termination pursuant to subsection 6(b) hereof) shall be communicated by written Notice of Termination to the other party hereto.

 (b)           Termination By The Company For Cause. This Agreement may be terminated without breach of this Agreement for Cause, upon written Notice of Termination from the Company to Executive and Executive’ failure to cure such Cause as provided in Section 6(a)(iii)(C) hereof. If this Agreement is terminated for Cause, the Company shall pay Executive all compensation accrued through the Determination Date, and the Company shall have no further obligation to Executive under this Agreement for other compensation or benefits accrued but unpaid prior to the Determination Date.

(c)           Termination On Change of Control of the Company. This Agreement may be terminated without breach of this Agreement at any time following a Change in Control of the Company at the election of Executive. If the Agreement is terminated pursuant to this Section 6(c), Executive shall be entitled to receive the compensation, benefits and reimbursement earned or accrued by Executive under the terms of this Agreement prior to the Determination Date, including the Bonus Option. In addition, Executive shall receive as a severance payment the balance of Executive’ compensation through the end of the Initial Term and the Option shall become fully vested.  This Agreement may not be terminated by the Company following a Change in Control of the Company without it being a breach of this Agreement.

(d)           Termination by Executive. Executive may terminate this Agreement for Good Reason in the event of the Company’s material breach of this Agreement, in the event of the death of the Executive or if the health of the Executive should become impaired to an extent that makes continued performance of Executive duties hereunder hazardous to his physical or mental health or his life.

 If Executive shall terminate this Agreement because of the death or health of the Executive, Executive shall be entitled to receive the compensation, benefits and reimbursement earned or accrued by Executive under the terms of this Agreement prior to the Determination Date, including the Bonus Option, and the Option shall become fully vested;

If Executive shall terminate this Agreement because of the Company’s material breach of this Agreement, Executive shall be entitled to receive  all payments, including the Bonus Option, shall be due and payable to Executive.

7.           Miscellaneous.

(a)           Severability. If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

(b)           Notices. Any notice required or permitted hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, or by facsimile or telegram to the party to the address the party may designate from time to time. A notice delivered personally shall be effective upon receipt. A notice sent by facsimile or telegram shall be effective 24 hours after the dispatch thereof. A notice delivered by mail or by private courier shall be effective on the 3rd day after the day of mailing.

(c)           Attorney’s Fees. In the event of any action at law or equity to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and court costs in addition to any other relief to which such party may be entitled.

(d)           Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the State of Colorado. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain in full force and effect.

(e)           Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

(f)           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the services described herein. This Agreement can be amended or modified only in a writing signed by Executive and an authorized representative of the Company.

(g)           Signature by Facsimile and Counterpart. This Agreement may be executed in counterpart, and facsimile signatures are acceptable and binding on the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

“Company” XELR8 Holdings, Inc., a Nevada corporation /s/ Sanford D. Greenberg Sanford D. Greenberg Chairman of the Board of Directors	“Executive” DANIEL W. RUMSEY /s/ Daniel W. Rumsey Daniel W. Rumsey